                                                                   Exhibit 10.12

                                 [AB BANK LOGO]

                                                      ?, Thursday May 19th, 2005

CAPITAL MARITIME & TRADING CORP.
c/o   Capital Ship Management Corp
      3 lasaonos St.
      Piraeus 185 37, Greace

Attn: Mr. ?. Lazarides

Dear Sirs,

We, in our capacity as Agent for the Lenders, are pleased to confirm confirm to you that the Lenders have approved the advance of senior term loan facility of up to US-Dollar 177,750,000, subject to the terms and conditions specified below:

1. Borrower        :   Capital Maritime & Trading Corp. of Marshall Islands,
                       having each of the Guarantors under its direct full
                       ownership and control.

2. Guarantors      :   Jointly and severally, the following ship-owning
                       subsidiary companies of the Borrower:

                       o    Atlantas Shipping Company of Marshall Islands, the
                            owning company of the M/T ARISTIDIS, an Ice-class
                            double-hull product tanker vessel of approximately
                            37,000 dwt, currently under construction at Hyundai
                            Mipo shipyard, S. Korea (the "Builder") with Hull
                            No. 442, expected to be delivered in January 2006 as
                            per the relevant shipbuilding contract (the
                            "ARISTIDIS");

                       o    Adrian Shipholding Inc of Marshall Islands, the
                            owning company of the M/T ALKIVIADIS, an Ice-class
                            double-hull product tanker vessel of approximately
                            37,000 dwt, currently under construction at the
                            Builder with Hull No. 444, expected to be delivered
                            in April ? as per the relevant shipbuilding
                            contract (the "ALKIVIADIS");

                       o    Canvey Shipmanagement Ltd of Marshall Islands, the
                            owning company of the M/T ASSOS, an ice-class
                            double-hull product tanker vessel of approximately
                            47,000 dwt, currently under construction at the
                            Builder with Hull No. 445, expected to be delivered
                            in June 2006 as per the relevant shipbuilding
                            contract (the "ASSOS");

                       o    Centurion Navigation Limited of Marshall Islands,
                            the owning company of the M/T AKTORAS, an ice-class
                            double-hull product tanker vessel of approximately
                            37,000 dwt, currently under construction at the
                            Builder with Hull No. 313, expected to be delivered
                            in August ? as per the relevant shipbuilding
                            contract (the "AKTORAS");

                       o    Splendor Shipholding S.A. of Marshall Islands, the
                            owning company of the M/T ANEMOS, an ice-class
                            double-hull product tanker vessel of approximately
                            47,000 dwt, currently under construction at the
                            Builder with Hull No. 447, expected to be delivered
                            in November 2007 as per the relevant shipbuilding
                            contract (the "ANEMOS"); and

                       o    Loranzo Shipmanagement Inc of Marshall Islands, the
                            owning company of the M/T APOSTOLOS, an ice-class
                            double-hull product tanker vessel of approximately
                            47,000 dwt, currently under construction at the
                            Builder with Hull No. 446, expected to be delivered
                            in November 2007 as per the relevant shipbuilding
                            contract (the "APOSTOLOS" and together with
                            ARISTIDIS, ALKIVIADIS, ASSOS, AKTORAS, ANEMOS and
                            APOSTOLOS, the "Vassels").

3. Joint Arrangers :   HSH Nordbank AG & Aegean Baltic Bank S.A.

                                 Aegean Baltic Bank S.A.

--------------------------------------------------------------------------------

      26, Diligianni Str., 145 62 Kifissia, Greece, Tel.: +30 210 62 34 ?,
                           Fax: +30 210 62 34 192 - 3
              e-mail: aegean.baltic@nb-bank.com. Swift: AEBA GR AA

                                 [AB BANK LOGO]

4. Lenders         :   HSH Nordbank AG & Aegean Baltic Bank S.A.

5. Agent &         :   Aegean Baltic Bank S.A. (the "Agent")
   Security Trustee

6. Amount, Type    :   A senior secured term loan of up to $177,750,000 (the "Facility"),
   & Purpose           which will be ? onwards by the Borrower to the
                       Guarantors, to assist the Guarantors in partly financing
                       the construction cost as per the relevant shipbuilding
                       contract of each Vessel, spilt in two tranches (the
                       "Tranches") per Vessel as follows:

                       Predelivery Tranche: to finance or refinance up to
                       88.50% of each predelivery instalment payable by the
                       Guarantors to the Builder due on steel cutting, keel
                       laying and launching of each Vessel, and

                       Delivery Tranche: to finance up to 88.50% of each
                       delivery instalment payable by the Guarantors to the
                       Builder due on delivery of each Vessel to the relevant
                       Guarantor.

7. Availability    :   Until December 31st, 2007 (the "Final Availability Date")
   & Drawdown          through multiple drawings, subject to the fulfillment of
                       the Conditions Precedent, as follows:

                       Predelivery Tranche: One advance per predelivery
                       instalment per Vessel (three predelivery instalments per
                       Vessel) on the date the respective instalment is payable
                       by the relevant Guarantor to the Builder per the relevant
                       shipbuilding contract, and

                       Delivery Tranche: One advance per Vessel on the delivery
                       date of each Vessel.

8. Final Maturity  :   Ten (10) years from the earlier of (a) last drawdown
   Date                under the Facility or (b) the Final Availability Date,
                       whichever is earlier.

9. Repayment       :   The aggregate amount drawn under the Facility associated
                       with each Vessel to be repaid in forty (40) equal
                       consecutive quarterly instalments, each being equal to
                       1.5625% of the total amount drawn under the Facility for
                       the relevant Vessel, with the first such instalment
                       falling due three months after the earlier of (a) the
                       drawdown of the Delivery Tranche associated with the
                       relevant Vessel and (b) the Final Availability Date, plus
                       a balloon payment equal to 37.50% of the total amount
                       drawn for the relevant Vessel, falling due together with
                       the last and 40th instalment.

10. Mandatory      :   Prior to the Final Availability Date: in case of (a) sale
    Prepayment         or total loss of any of the Vessels which have been
                       delivered or (b) sale or terminations of the shipbuilding
                       contracts, entire sale or total loss proceeds, net of
                       commissions or collection expenses, to be applied towards
                       full prepayment of any amounts outstanding under the
                       Facility associated with the relevant Vessel and the
                       balance to be released to the relevant Guarantor, subject
                       to no Event of Default being in existence at the
                       relevant time.

                       After the Final Availability Date: in case of sale or
                       total loss of any of the Vessels, the relevant Guarantor
                       shall prepay the higher of:

                       (a)  any amounts outstanding under the Facility
                            associated with the relevant Vessel, and

                       (b)  the amount required for the aggregate Market
                            Valuation of the remaining Vessels to cover the
                            Facility amount outstanding by the higher of:

                            I.   the hull cover ratio, applicable immediately
                                 prior to such sale or total loss, calculated in
                                 accordance with Clause 18 A 2 below, and

                            II.  the Hull Cover Ratio as per Clause 18 A 2
                                 below.

                       Said funds to be applied firstly towards full prepayment
                       of any amounts outstanding under the Facility associated
                       with the relevant Vessel, and secondly towards reduction
                       of the outstanding amounts under the Facility associated
                       with the remaining Vessels on a pro rata basis against
                       the remaining instalments and the Balloon Payments. The
                       balance to be released to the relevant Guarantor

                                       -2-

                                 [AB BANK LOGO]

                       Subject to no Event of Default being in existence at the
                       relevant time.

11. Voluntary      :   Voluntary Prepayment of the Facility or any part thereof
    Prepayment         is allowed on interest adjustment dates and in multiples
                       of $500,000. Amounts so prepaid are to be applied
                       towards reduction of the Facility amount outstanding in
                       inverse order of maturity.

12. Interest Rate  :   In case the Float Asset Cover Ratio (as this is defined
                       herebelow):

                       a)   exceeds 160%, the applicable Interest Rate for the
                            next 12-month period will be 0.95% p.a. over LIBOR
                            for interest periods of one, three, six, nine or
                            twelve months, at the selection of the Borrower, or
                            any other periods with the prior agreement of the
                            Lenders (subject to availability), calculated on
                            the Facility amount outstanding.

                       b)   stands below 160%, the applicable Interest Rate for
                            the next 12-month period will be 1.05% p.a. over
                            LIBOR for interest periods of one, three, six, nine
                            or twelve months, at the selection of the Borrower,
                            or any other periods with the prior agreement of
                            the Lenders (subject to availability), calculated
                            on the Facility amount outstanding.

                       The Float Asset Cover Ratio is defined as the ratio of
                       the aggregate of A and B over C below. On the first
                       drawdown date of the Facility and on each anniversary
                       thereafter, the Lenders to be provided with:

                       A.   Float Market Valuations. These are defined as
                            the average of valuations issued on
                            charter-free basis by two independent
                            International Sale & Purchase shipbrokers
                            selected by the Borrower from the Agent's
                            approved list (Clarksons, Feamleys, Maersk,
                            SSY, RS ?, Arrow, and Barry Rogliano), at the
                            expense of the Borrower, of all vessels owned
                            by the Borrower and its wholly owned
                            subsidiaries.

                       B.   details and satisfactory evidence of all the
                            pre-delivery payments made for vessels under
                            construction, and

                       C.   details of the Outstanding Bank Debt. This is
                            defined as the aggregate amount of principal due
                            under any bank credit agreements, including
                            predelivery financings for vessels under
                            construction.

                       Interest to be payable at the end of each Interest
                       Period but at least quarterly in arrears. Any overdue
                       payments will be subject to an additional charge of
                       2.00% p.a. (the "Default Interest").

13. Arrangement Fee:   30 bps flat on the total amount committed under the
                       Facility, payable as follows:

                       (a)  $15,000 payable on the date of acceptance of this
                            Commitment Letter;

                       (b)  21 bps flat on the total amount committed under the
                            Facility, (less $15,000 already paid under 15 (a)
                            above), due and payable on the date of execution of
                            the Facility Agreement, but in any event not later
                            than July 31st 2005 and,

                       (c)  9 bps flat on the amount committed under the
                            Facility related to each Vessel due and payable on
                            the first drawdown date related to that Vessel.

                       Arrangement fees already paid as per above are not
                       refundable.

14. Availability   :   o    0.15% p.a. for the period ending 365 days from the
    Fee                     signing of the Loan Agreement. The Availability Fee
                            will start accruing from the date of signing of the
                            Facility Agreement, but in any event not later than
                            July 31st 2005.

                       o    0.20% p.a. for the succeeding 365-day period and

                       o    0.25% p.a. for the next period until the final
                            availability date

15. Cancellation   :   The unused portion of this Commitment may be freely
    of Commitment      cancelled.

16. Securities     :   A. Pre-delivery Period:

                       1.   Corporate Guarantees of the Guarantors
                            supported by the assignment of all Guarantors'
                            rights under the shipbuilding contracts and
                            all accompanying

                                       -3-

                                 [AB BANK LOGO]

                            insurances, including assignment of Builder's refund
                            guarantees issued by KOEXIM Bank guaranteeing the
                            full amount of the pre-delivery payments to the
                            Builder with respect to the Vessels (the "Refund
                            Guarantees"). The Refund Guarantees to be on terms
                            fully acceptable to the Lenders.

                       B. Post Delivery Period:

                       1.   First Priority or First Preferred Ship Mortgages on
                            each of the Vessels in favour of the Lenders, and if
                            appropriate accompanying Deed of Covenants.

                       2.   First Priority Assignment of all insurances of the
                            Vessels, as per Clause 17 below, and Notices of
                            Assignment thereof.

                       3.   First Priority General Assignment of any all
                            earnings of the Vessels.

                       4.   Specific Assignment of any time-charters of the
                            Vessels exceeding 11 months in duration.

                       5.   Charge or pledge over the earnings account(s) of the
                            Borrower or the Guarantors to be maintained with the
                            Agent (the "Account Charges").

                       6.   The Guarantees of the Guarantors.

                       7.   Managers' Undertaking provided by the management
                            company of the Vessels, Capital Ship Management
                            Corp. of Panama (the "Manager").

17. Insurances     :   The Vessels shall be insured at all times; such
                       insurances are to be (a) placed with underwriters, P&I
                       Clubs and brokers and (b) on terms fully acceptable to
                       the Lenders, at the Borrower's expense, and to include as
                       a minimum:

                       1.   Hull and Machinery Insurance (fire, marine and other
                            risks, including Excess Risks, as well as War Risks)
                            in an aggregate amount at least equal to the 120% of
                            the Facility amount outstanding at any time.

                       2.   Protection and Indemnity Insurance at the highest
                            possible standard cover.

                       3.   Mortgagees' interest insurance ("MII") and
                            Mortgagees' Additional Perils Insurance. ("MAPI") on
                            conditions acceptable to the Lenders in an amount
                            not less than 110% respectively of the Facility
                            amount. MII and MAPI to be placed by the Agent at
                            the expense of the Borrower.

18. Covenants      :   To include but be not limited to:

                       A. General Covenants, throughout the tenor of the
                          Facility:

                       1.   All revenues generated through the operation of the
                            Vessels (including, without limitation, hires and
                            freights) to be paid directly to the
                            Borrower's/Guarantors' earnings account(s) with the
                            Agent.

                       2.   For the period starting on the drawdown date of the
                            Delivery Tranche last to occur or the Final
                            Availability Date, whichever is earlier, and until
                            the fifth anniversary thereof, the aggregate Market
                            Valuation of the Vessels to cover the, at any time,
                            amounts outstanding under the Facility by no less
                            than 125% (the "Hull Cover Ratio"). For the
                            remaining period, the Hull Cover Ratio to be not
                            less than 138%.

                            Market Valuation of a Vessel is hereby defined as
                            the average of the valuations obtained at least
                            once per annum, on a "charter-free" basis, by two
                            Independent International Sale & Purchase ?
                            selected by the Borrower from the Agent's approved
                            list (Clarkson, ?, ?, SSY, RS Platou, Arrow and
                            Barry Rogliano), at the expense of the Borrower.

                       3.   The Borrower maintains the ability to pay out its
                            entire Net Income as dividends, PROVIDED THAT:

                            a.   No default has occurred or is continuing, and

                            b.   after giving effect to such payment none of the
                                 Financial Covenants under 18 C below is
                                 breached.

                       4.   The Vessels to be managed at all times and in all
                            respects by the Manager under a management contract
                            acceptable to the Lenders. No change of

                                       -4-

                                 [AB BANK LOGO]

                            manager without the prior written consent of the
                            Lenders.

                       5.   The Manager to remain subject to a Safety Management
                            System ("SMS") which complies with the ISM Code and
                            each Vessel to maintain a valid Safety Management
                            Certificate ("SMC") and the manager's Document of
                            Compliance ("DOC") at all times.

                       6.   The Vessels and the Manager shall comply at all
                            times. With the International Ship and Port Facility
                            Security Code ("ISPS Code") adopted by the
                            International Maritime Organisation.

                       7.   No change of ownership of the Guarantors, the
                            Manager and/or the Vessels without the prior written
                            consent of the Lenders. All capital stock of the
                            Guarantors and the Manager to be owned by the
                            Borrower.

                       8.   No amendment to the shipbuilding contracts or the
                            Refund Guarantees without the prior written consent
                            of the Lenders.

                       9.   The Borrowers and the Guarantors may not assume any
                            further liabilities, debts, commitments, issue
                            guarantees (other than in the ordinary course of
                            business) and the Vessels may not be charged,
                            pledged, mortgaged or otherwise encumbered etc.
                            Without the prior written consent of the Lenders.

                       B. Information Covenants: Throughout the tenor of the
                       Facility, the Borrower and the Guarantors shall provide
                       the Agent with:

                       1.   Annual audited consolidated financial statements
                            prepared in accordance with US GAAP (the
                            "Consolidated Accounts") of the Borrower within 180
                            days from the end of each fiscal year, starting with
                            2004 statements, as well as such other information
                            as the Lenders or the Agent may request from time to
                            time.

                       2.   Un-audited quarterly financial statements of the
                            Borrower prepared in accordance with US GAAP (the
                            "Quarterly Accounts") within 90 days from the end of
                            each fiscal quarter starting with statements for the
                            three-month period ending on March 31st, 2005.

                       C. Financial Covenants: On the basis of the latest
                       Consolidated Accounts and Quarterly Accounts, the
                       following Financial Covenants to apply:

                       1.   Liquid Funds should be greater than 4% of
                            Outstanding Bank Dept.

                       2.   Book Net Worth should be greater than $200,000,000.

                       3.   The ratio of Total Liabilities less Cash & Cash
                            Equivalents to Market Value Adjusted Total Assets
                            shall not exceed 0.70.

                       4.   Interest Cover of not less than 3.00

                       5.   Debt Cover of not more than 9.00.

                       6.   Fleet Asset Cover Ratio to exceed 135% at all times.

                       For the purposes of clause 18 C above:

                       o    Liquid Funds means the aggregate of free of any
                            security interest(a) credit balances (excluding
                            retentions), (b) market value of readily saleable
                            for cash equity securities and (c) market value of
                            publicly traded on major stock exchanges / capital
                            markets Investment grade debt securities.

                       o    Outstanding Bank Debt means the aggregate amount of
                            principal due under any bank credit agreements.

                       o    Market Value Adjusted Total Assets is defined as the
                            aggregate of Total Assets less Cash & Cash
                            Equivalents adjusted to reflect the market value of
                            all vessels owned by the Borrower and its wholly
                            owned subsidiaries per Fleet Market Valuations.

                       o    Fleet Market Valuations are defined as the aggregate
                            of the average of valuations of all vessels owned by
                            the Borrower and its wholly owned

                                       -5-

                                 [AB BANK LOGO]

                            subsidiaries, issued by two independent
                            international Sales & Purchase shipbrokers selected
                            by the Borrower from the Agent's approved 1st
                            (Clarksons, Fearnleys, Maersk, SSY, RS Platou,
                            Arrow, Barry Rogliano and PF Bassoe), at the expense
                            of the Borrower.

                       o    Interest Cover is defined as the ratio of EBITDA to
                            Net Interest Expense.

                       o    EBITDA is defined as the aggregate amount of pre-tax
                            profits before extraordinary or exceptional items
                            (such as profit/loss out of asset sales),
                            depreciation / amortisation, interest and similar
                            charges or income.

                       o    Net Interest Expense is defined as the aggregate of
                            all interest incurred plus any amounts payable under
                            interest hedging agreements minus interest
                            receivable plus any amounts receivable under
                            interest hedging agreements.

                       o    Debt Cover is defined as the ratio of Outstanding
                            Bank Debt to EBITDA.

                       o    Fleet Asset Cover Ratio to be calculated according
                            to the provisions of Clause 12 herein.

19. Events of      :   Usual default and cross-default clauses on the Borrower
    Default            and the Guarantors including material adverse change
                       clauses.

20. Major          :   To include but be not limited to:
    Conditions
    Precedent to       A. GENERAL:
    drawdown
                       1.   Execution of all legal documentation and
                            registration of all Securities and legal assignments
                            in favour of the Lenders (and / or, If appropriate,
                            the Agent) in form and substance acceptable to the
                            Lenders and their legal advisors.

                       2.   The Borrower shall have consummated the initial
                            public offering on the NYSE of its common stock (the
                            "IPO").

                       3.   The Borrower shall have received net cash proceeds
                            of at least $200,000,000 from the IPO.

                       4.   Funds will not be made available to the Borrower if
                            there is any material adverse change in the
                            financial condition of the Borrower and / or the
                            Guarantors.

                       5.   Copies of the ship-building contracts (including
                            Addends if any) with the Builder for each of the
                            Vessels in a form satisfactory to the Lenders.

                       6.   Copies of the full set of the Borrower's audited
                            consolidated financial statements for the fiscal
                            year ended December 31st, 2004. On the basis of
                            these statements, the following should apply:

                            a.   Cash & Cash Equivalents are greater than
                                 $20,000,000;

                            b.   Book Net Worth is greater than $100,000,000;
                                 and

                            c.   The ratio of Total Liabilities to Book Net
                                 Worth is less than 2.50 : 1.00.

                       7.   Unqualified legal opinions on the Securities and the
                            Facility documentation.

                       B. PRIOR TO ANY DRAWDOWN UNDER THE PREDELIVERY TRANCHE:

                       1.   The Lenders to receive from the Vessels'
                            classification society a certified notification of
                            completion of the relevant part of the construction
                            of the relevant Vessel.

                       2.   The Lenders to receive Builder's invoice for the
                            relevant instalment.

                       3.   The Lenders to receive the original irrevocable
                            Refund Guarantee (to be in a form satisfactory to
                            the Lenders) corresponding to the relevant payment
                            assigned to the Lenders.

                       4.   The Lenders to receive evidence of payment of the
                            equity portion of the relevant instalment.

                       5.   The Borrower to provide a representation that the
                            construction of the relevant Vessel is proceeding in
                            accordance to the relevant shipbuilding

                                       -6-

                                 [AB BANK LOGO]

                       contract and that no disputes have arisen.

                       C. For any drawdown under the Delivery Tranche:

                       1.   The Lenders to receive Builder's invoice
                            corresponding to the delivery instalment.

                       2.   The Lenders to receive copies of the Bill of Sale,
                            the Builder's Certificate, the Commercial invoice
                            and the Protocol of Delivery and Acceptance plus any
                            other evidence that the relevant Vessel has been
                            delivered into the full ownership of the relevant
                            Guarantor, free of any encumbrances.

                       3.   Market valuation on a "charter-free" basis of each
                            of the Vessel on the date of the actual delivery of
                            each Vessels to the respective Guarantor, issued by
                            two independent international Sales & Purchases
                            shipbrokers selected by the Borrower from the
                            Agent's approved list, at the expenses of the
                            Borrower.

                       4.   The Vessels to be insured with brokers, underwriters
                            and P&I Club and in amounts and terms satisfactory
                            to the Agent, noting the Lenders' interest as First
                            Mortgagees and First Assignees.

                       5.   The Manager to be subject to an SMS which complies
                            with the ISM Code and each of the Vessels to have a
                            valid SMC and Manager's DOC and the Borrower / the
                            Guarantors and the Manager to have appropriate ISP8
                            Code certificates.

21. Increased Costs:   Any increased costs incurred by the Lenders in connection
                       with the compliance to any applicable regulatory
                       requirements of any relevant authority are for the
                       Borrower's account and are due at the end of each
                       Interest Period.

22. Expenses       :   All reasonable legal fees, survey and other expenses
                       incurred by the Agent and the Lenders are for the
                       Borrower's account irrespectively of whether the Facility
                       Agreement is executed or not or the Facility drawn down
                       or not. Expenses so incurred to be due and payable on
                       demand.

23. Law                The Facility Agreement and all Facility Documentation to
                       be governed by English Law, save in the case of the
                       Mortgages, and if appropriate the Deeds of Covenants,
                       which shall be governed by the law of each Vessels's flag
                       and the Account Charges which shall be governed by Greek
                       Law.

24. Documentation  :   Notwithstanding the validity of this binding in principle
                       Facility offer, all Facility Documentation to be drawn up
                       by lawyers appointed by the Agent in form and substance
                       satisfactory to the Lenders, provided that the final
                       terms and conditions are subject to the
                       specifications of a satisfactory legally binding
                       documentation

We are pleased to offer you this term loan facility, If the terms and conditions summarized above are acceptable to you, please so acknowledge by signing the
Endorsement of Acceptance here below and returning same to the Agent directly together with this copy of this Commitment Letter. If your undersigned
Endorsement of Acceptance below is not returned to us by Tuesday, May 24th,
2005, the Agent and the Lenders reserve the right to consider this loan offer withdrawn.

Yours faithfully

For and on behalf of AEGEAN BALTIC BANK S.A.

By: /s/ Theodore A. Afthonides                      By: /s/ Philippos E. Tsamanis
    ------------------------------------            -----------------------------
    Theodore A. Afthonides                          Philippos E. Tsamanis
    Managing Director                               Vice President

                                       -7-

                                 [AB BANK LOGO]

Endorsement of Acceptance

                                                                 Date: 20/5/2005

We acknowledge receipt of the above letter, dated May 18th, 2005, and we hereby confirm acceptance of all the terms and conditions included in the loan offer contained therein, and that you may proceed, at our cost, for the preparation of all necessary documentation.

CAPITAL MARITIME & TRADING CORP.

For itself and on behalf of the Guarantors

By: /s/ Ioannis Lazaridis
    ------------------------------------
    Name: IOANNIS LAZARIDIS
    Title: CFO

                                       -8-